Exhibit 15





May 4, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We are aware that United Technologies Corporation has incorporated by reference our report dated April 16, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (Nos. 33-46916, 33-40163, 33-34320, 33-
31514, 33-29687 and 33-6452)  and Form S-8  (Nos. 33-45440, 33-11255,  33-26580,
33-26627,  33-28974,  33-51385,  and  2-87322).    We  are  also  aware  of  our
responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse
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